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                                                                   EXHIBIT 23.12


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 1 to the registration statement of Clear Channel Communications, Inc. on Form S-4 of our report dated February 11, 1998, on our audits of the consolidated financial statements of Jacor Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997; of our report dated August 14, 1998 on our audits of the financial statements of Tsunami Communications, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997; of our report dated July 30, 1998 on our audits of the financial statements of M3X, Inc. as of April 30, 1998 and July 31, 1997 and for the nine month period ended April 30, 1998 and the years ended July 31, 1997 and 1996; and of our report dated December 19, 1997 on our audits of the combined financial statements of Talk Radio Network, Inc. and Chancellor Broadcasting Co., Inc. as of September 30, 1997 and for the nine months ended September 30, 1997, and the combined financial statements of Talk Radio Network, Inc., Chancellor Broadcasting Co., Inc. and Broadcast Communications, Inc. as of December 31, 1996 and 1995 and for each of the years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                        PricewaterhouseCoopers LLP


Cincinnati, Ohio
February 23, 1999